Exhibit 10.12

BJ’S RESTAURANTS, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT CERTIFICATE

(2012 Gold Standard Stock Ownership Program)

THIS IS TO CERTIFY that BJ’s Restaurants, Inc., a California corporation (the “COMPANY”), has offered you (the “GRANTEE”) the right to receive restricted stock units (“RESTRICTED STOCK UNITS” or “AWARD”) under the terms of its Gold Standard Stock Ownership Program (“GSSOP”) promulgated under the Company’s 2005 Equity Incentive Plan (the “PLAN”) on the terms set forth below.

Name of Grantee:	Address of Grantee:

Number of Shares:

Offer Grant Date:

Vesting Schedule:

Vesting Period	Award Percentage Vesting at End of Vesting Period

Grant Date through 3rd Year Anniversary of Grant Date	33%
Grant Date through 5th Year Anniversary of Grant Date	67%

By your electronic authorization, you and the Company agree to be bound by all of the terms and conditions of the Restricted Stock Unit Agreement, the 2012 GSSOP and the Plan (all of which are incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Units rights granted pursuant to this Certificate and the related Restricted Stock Unit Agreement and to receive the Award of Restricted Stock Units designated above subject to the terms of this Certificate, the GSSOP, the Plan and the Award Agreement.

BJ’S RESTAURANTS, INC.

By:

Jerry Deitchle, Chief Executive Officer and President